UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 28, 2004

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4400 Main Street, Kansas City, MO	64111

(Address of Principal Executive Offices)	(Zip Code)

(816) 753-6900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
SIGNATURES

Item 5. Other Events and Regulation FD Disclosure.

As reported in the Company’s Form 10-K for the fiscal year ended April 30, 2004, the Company and certain of its current and former officers and directors are named defendants in litigation entitled Paul White, et al. v. H&R Block, et al., consolidated Case Numbers 02CV8965, 02CV9661, 02CV9682 and 02CV9830 pending in the United States District Court for the Southern District of New York. The plaintiffs in this litigation alleged that the named defendants violated Section 10(b) of the Securities Exchange Act and Rule 10b-5 promulgated thereunder by failing to disclose to shareholders various cases in which the Company had been sued regarding its refund anticipation loan program, by failing to set adequate reserves for those cases and by failing to disclose the supposed implications of those cases for the future of the refund anticipation loan program.

On July 28, 2004, the Court granted the defendant’s motion to dismiss and dismissed the plaintiffs’ complaint.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.
Date: July 29, 2004	By:	/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary